Exhibit 99.1

Intapp Announces First Quarter Fiscal Year 2025 Financial Results

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First quarter SaaS revenue of $76.9 million, up 30% year-over-year
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Cloud annual recurring revenue (ARR) of $309.1 million, up 27% year-over-year
•
Trailing twelve months’ cloud net revenue retention rate as of September 30, 2024 was 119%

PALO ALTO, Calif., November 4, 2024 – Intapp, Inc. (NASDAQ: INTA), a leading global provider of AI-powered solutions for professionals at advisory, capital markets, and legal firms, announced financial results for its fiscal first quarter ended September 30, 2024. Intapp also provided its outlook for the second quarter and updated outlook for the full fiscal year 2025.

“We're pleased to start the fiscal year––our fourth as a public company––with the launch of a new vertical AI solution aimed directly at the needs of our target market," said John Hall, CEO of Intapp. "We are excited by the interest in our new product releases and the ability to support our clients as they move towards digitization and look to innovate through the use of advanced technology."

First Quarter of Fiscal Year 2025 Financial Highlights

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SaaS revenue was $76.9 million, a 30% year-over-year increase compared to the first quarter of fiscal year 2024.
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Total revenue was $118.8 million, a 17% year-over-year increase compared to the first quarter of fiscal year 2024.
•
Cloud ARR was $309.1 million as of September 30, 2024, a 27% year-over-year increase compared to Cloud ARR as of September 30, 2023. Cloud ARR represented 74% of total ARR as of September 30, 2024, compared to 69% as of September 30, 2023.
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Total ARR was $417.2 million as of September 30, 2024, a 19% year-over-year increase compared to total ARR as of September 30, 2023.
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GAAP operating loss was $(7.3) million, compared to a GAAP operating loss of $(14.0) million in the first quarter of fiscal year 2024.
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Non-GAAP operating income was $15.1 million, compared to a non-GAAP operating income of $6.4 million in the first quarter of fiscal year 2024.
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GAAP net loss was $(4.5) million, compared to a GAAP net loss of $(15.3) million in the first quarter of fiscal year 2024.
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Non-GAAP net income was $16.8 million, compared to a non-GAAP net income of $4.6 million in the first quarter of fiscal year 2024.
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GAAP net loss per share was $(0.06), compared to a GAAP net loss per share of $(0.22) in the first quarter of fiscal year 2024.
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Non-GAAP diluted net income per share was $0.21, compared to a non-GAAP diluted net income per share of $0.06 in the first quarter of fiscal year 2024.

Balance Sheet and Cash Flow Highlights

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Cash and cash equivalents were $253.8 million as of September 30, 2024, compared to $208.4 million as of June 30, 2024.
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For the three months ended September 30, 2024, net cash provided by operating activities was $24.4 million, compared to net cash provided by operating activities of $11.6 million for the three months ended September 30, 2023.

Business Highlights

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As of September 30, 2024, we served more than 2,600 clients, 707 of which each with contracts greater than $100,000 of ARR.
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We upsold and cross-sold our existing clients such that our trailing twelve months’ cloud net revenue retention rate as of September 30, 2024 was 119%.
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We continued to add new clients and expand existing accounts including Crete Professionals Alliance, an alliance of accounting and professional services firms, and private equity firms Alpaca Real Estate and NORD Holding.
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We announced the availability of Intapp Assist for Terms, which expands generative AI functionality to Intapp’s compliance solutions.
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Intapp DealCloud was named Deal Origination Solution of the Year at the 2024 Private Equity Wire U.S. Credit Awards.

Second Quarter and Full Fiscal Year 2025 Outlook

Fiscal 2025 Outlook
	Second Quarter	Fiscal Year
(in millions, except per share data)
SaaS revenue	$79.5 - $80.5	$327.6 - $331.6
Total revenue	$120.5 - $121.5	$495.5 - $499.5
Non-GAAP operating income	$14.0 - $15.0	$61.5 - $65.5
Non-GAAP diluted net income per share	$0.15 - $0.17	$0.73 - $0.77

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

The information presented in this press release includes non-GAAP financial measures such as “non-GAAP operating income,” “non-GAAP net income,” and “non-GAAP diluted net income per share.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

The guidance regarding non-GAAP operating income excludes known pre-tax charges related to estimated stock-based compensation of $23.3 million for the second quarter of fiscal year 2025 and $85.4 million for fiscal year 2025 and amortization of intangible assets of $2.9 million for the second quarter of fiscal year 2025 and $11.2 million for fiscal year 2025. The guidance regarding non-GAAP diluted net income per share excludes known pre-tax charges related to estimated stock-based compensation of $0.28 per share for the second quarter of fiscal year 2025 and $1.02 per share for fiscal year 2025 and amortization of intangible assets of $0.04 per share for the second quarter of fiscal year 2025 and $0.13 per share for fiscal year 2025. The Company has not included a quantitative reconciliation of its guidance for non-GAAP operating income and non-GAAP diluted net income per share to their most directly comparable GAAP financial measures, other than stock-based compensation and amortization of intangible assets, because certain of these reconciling items, including change in fair value of contingent consideration, transaction costs, restructuring and other costs and income tax effect of non-GAAP adjustments, could be highly variable and cannot be reasonably predicted without unreasonable effort. This is due to the inherent difficulty of forecasting the timing of certain events that have not yet occurred and are out of the Company’s control and the amounts of associated reconciling items. Please note that the unavailable reconciling items could significantly impact the Company’s GAAP operating results.

Corporate Presentation

A supplemental financial presentation and other information will be accessible through Intapp’s investor relations website at https://investors.intapp.com/.

Webcast

Intapp will host a conference call for analysts and investors on Monday, November 4, 2024, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the “Investors” section of the Intapp company website at https://investors.intapp.com/. A replay of the call will be available through the Intapp website for 90 days.

About Intapp

Intapp software helps professionals unlock their teams’ knowledge, relationships, and operational insights to increase value for their firms. Using the power of Applied AI, we make firm and market intelligence easy to find, understand, and use. With Intapp’s portfolio of vertical SaaS solutions, professionals can apply their collective expertise to make smarter decisions, manage risk, and increase competitive advantage. The world’s top firms — across accounting, consulting, investment banking, legal, private capital, and real assets — trust Intapp’s industry-specific platform and solutions to modernize and drive new growth.

Forward-Looking Statements

This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter and full fiscal year 2025, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our ability to continue our growth at or near historical rates; our future financial performance and ability to be profitable; the effect of global events on the U.S. and global economies, our business, our employees, our results of operations, our financial condition, demand for our products, sales and implementation cycles, and the health of our clients’ and partners’ businesses; our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions; our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures, economic and market downturns and volatility in the financial services industry, particularly adverse to our targeted industries; the length and variability of our sales cycle; our ability to attract and retain clients; our ability to attract and retain talent; our ability to compete in highly competitive markets, including AI products; our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations; the successful assimilation or integration of the businesses, technologies, services, products, personnel or operations of acquired companies; our ability to incur indebtedness in the future and the effect of conditions in credit markets; the sufficiency of our cash and cash equivalents to meet our liquidity needs; and our ability to maintain, protect, and enhance our intellectual property rights. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Presentation Changes Related to SaaS and License Revenue

Effective July 1, 2024, the Company adjusted the classification of support services related to subscription license to be included within “license” on the unaudited condensed consolidated statements of operations. Prior to July 1, 2024, support services related to subscription license were included in a line item entitled “SaaS and Support.” Accordingly, effective July 1, 2024, SaaS revenues include subscription fees from clients accessing our SaaS solutions, premium support services related to SaaS, and updates, if any, to the subscribed service during the subscription term. There was no change to the Company's revenue recognition policy, except for the change in classification noted herein.

The presentation of cost of revenues has been conformed to reflect the changes related to the presentation of revenues. Such reclassifications related to the presentation of revenues and cost of revenues did not affect total revenues, operating income, or net income.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted net income per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, change in fair value of contingent consideration, transaction costs, restructuring and other costs and the income tax effect of non-GAAP adjustments. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Free cash flow is a non-GAAP financial measure, and a supplemental liquidity measure that management uses to evaluate our core operating business and our ability to meet our current and future financing and investing needs. It consists of net cash provided by operating activities less cash paid for purchases of property and equipment. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include total ARR, Cloud ARR and cloud net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premise subscription license contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365. Cloud net revenue retention rate is the portion of our net revenue retention rate, which represents the net revenue retention of our SaaS contracts. We calculate Cloud net revenue retention by starting with the Cloud ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period Cloud ARR. We then calculate the Cloud ARR from these same clients as of the current fiscal period, or current period Cloud ARR. We then divide the current period Cloud ARR by the prior period Cloud ARR to calculate the Cloud net revenue retention.

We believe these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources and provide useful information regarding certain financial and business trends relating to our financial condition and results of operations. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Guidance for non-GAAP financial measures excludes stock-based compensation expense and amortization of intangible assets. Non-GAAP diluted net income per share is calculated by dividing non-GAAP net income by the estimated diluted weighted average shares outstanding for the period.

Investor Contact

David Trone

Senior Vice President, Investor Relations

Intapp, Inc.

ir@intapp.com

Media Contact

Ali Robinson

Global Media Relations Director

Intapp, Inc.

press@intapp.com

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data and percentages)

	Three Months Ended September 30,
	2024	2023
Revenues
SaaS	$76,876	$58,913
License	28,492	28,051
Professional services	13,437	14,611
Total revenues	118,805	101,575
Cost of revenues
SaaS	15,318	12,711
License	1,752	1,702
Professional services	14,864	17,160
Total cost of revenues	31,934	31,573
Gross profit	86,871	70,002
Gross margin	73.1%	68.9%
Operating expenses:
Research and development	32,427	28,496
Sales and marketing	37,760	34,419
General and administrative	23,938	21,052
Total operating expenses	94,125	83,967
Operating loss	(7,254)	(13,965)
Interest and other income (expense), net	3,422	(943)
Net loss before income taxes	(3,832)	(14,908)
Income tax expense	(688)	(413)
Net loss	$(4,520)	$(15,321)
Net loss per share, basic and diluted	$(0.06)	$(0.22)
Weighted-average shares used to compute net loss per share, basic and diluted	75,604	68,937

INTAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30, 2024	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$253,847	$208,370
Restricted cash	200	200
Accounts receivable, net	62,053	95,103
Unbilled receivables, net	12,777	13,300
Other receivables, net	2,732	2,743
Prepaid expenses	11,294	9,031
Deferred commissions, current	13,678	13,907
Total current assets	356,581	342,654
Property and equipment, net	19,441	18,944
Operating lease right-of-use assets	20,030	21,382
Goodwill	286,472	285,969
Intangible assets, net	37,291	40,293
Deferred commissions, noncurrent	17,057	18,495
Other assets	5,550	5,262
Total assets	$742,422	$732,999
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,013	$13,348
Accrued compensation	33,958	42,066
Accrued expenses	8,600	12,040
Deferred revenue, net	203,114	218,923
Other current liabilities	11,575	14,270
Total current liabilities	273,260	300,647
Deferred tax liabilities	1,298	1,336
Deferred revenue, noncurrent	2,097	3,563
Operating lease liabilities, noncurrent	18,626	19,605
Other liabilities	5,021	4,610
Total liabilities	300,302	329,761
Stockholders’ equity:
Common stock	78	75
Additional paid-in capital	934,585	891,681
Accumulated other comprehensive loss	(841)	(1,336)
Accumulated deficit	(491,702)	(487,182)
Total stockholders’ equity	442,120	403,238
Total liabilities and stockholders’ equity	$742,422	$732,999

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended September 30,
	2024	2023
Cash Flows from Operating Activities:
Net loss	$(4,520)	$(15,321)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,467	4,009
Amortization of operating lease right-of-use assets	1,280	1,130
Accounts receivable allowances	550	425
Stock-based compensation	19,989	18,757
Change in fair value of contingent consideration	(1,004)	(1,431)
Deferred income taxes	(48)	(113)
Other	38	38
Changes in operating assets and liabilities:
Accounts receivable	30,207	23,472
Unbilled receivables, current	523	(3,886)
Prepaid expenses and other assets	(2,568)	(1,342)
Deferred commissions	1,667	121
Accounts payable and accrued liabilities	(8,060)	(11,277)
Deferred revenue, net	(17,275)	222
Operating lease liabilities	(1,331)	(1,571)
Other liabilities	531	(1,621)
Net cash provided by operating activities	24,446	11,612
Cash Flows from Investing Activities:
Purchases of property and equipment	(354)	(1,141)
Capitalized internal-use software costs	(1,534)	(1,861)
Business combinations, net of cash acquired	(897)	—
Net cash used in investing activities	(2,785)	(3,002)
Cash Flows from Financing Activities:
Payments for deferred offering costs	—	(633)
Proceeds from stock option exercises	22,918	2,324
Payments of deferred contingent consideration and holdback associated with acquisitions	(1,387)	—
Net cash provided by financing activities	21,531	1,691
Effect of foreign currency exchange rate changes on cash and cash equivalents	2,285	261
Net increase in cash, cash equivalents and restricted cash	45,477	10,562
Cash, cash equivalents and restricted cash - beginning of period	208,570	131,185
Cash, cash equivalents and restricted cash - end of period	$254,047	$141,747

INTAPP, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data and percentages)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:

Non-GAAP Gross Profit

	Three Months Ended September 30,
	2024	2023
GAAP gross profit	$86,871	$70,002
Adjusted to exclude the following:
Stock-based compensation	2,232	1,874
Amortization of intangible assets	1,571	1,055
Restructuring and other costs	10	—
Non-GAAP gross profit	$90,684	$72,931
Non-GAAP gross margin	76.3%	71.8%

Non-GAAP Operating Expenses

	Three Months Ended September 30,
	2024	2023
GAAP research and development	$32,427	$28,496
Stock-based compensation	(4,624)	(4,646)
Restructuring and other costs	(48)	—
Non-GAAP research and development	$27,755	$23,850

GAAP sales and marketing	$37,760	$34,419
Stock-based compensation	(5,738)	(5,339)
Amortization of intangible assets	(1,268)	(1,487)
Non-GAAP sales and marketing	$30,754	$27,593

GAAP general and administrative	$23,938	$21,052
Stock-based compensation	(7,395)	(6,898)
Amortization of intangible assets	(163)	(163)
Change in fair value of contingent consideration	1,004	1,431
Transaction costs (1)	(134)	(328)
Restructuring and other costs	(172)	—
Non-GAAP general and administrative	$17,078	$15,094

Non-GAAP Operating Income

	Three Months Ended September 30,
	2024	2023
GAAP operating loss	$(7,254)	$(13,965)
Adjusted to exclude the following:
Stock-based compensation	19,989	18,757
Amortization of intangible assets	3,002	2,705
Change in fair value of contingent consideration	(1,004)	(1,431)
Transaction costs (1)	134	328
Restructuring and other costs	230	—
Non-GAAP operating income	$15,097	$6,394

Non-GAAP Net Income

	Three Months Ended September 30,
	2024	2023
GAAP net loss	$(4,520)	$(15,321)
Adjusted to exclude the following:
Stock-based compensation	19,989	18,757
Amortization of intangible assets	3,002	2,705
Change in fair value of contingent consideration	(1,004)	(1,431)
Transaction costs (1)	134	328
Restructuring and other costs	230	—
Income tax effect of non-GAAP adjustments	(1,024)	(415)
Non-GAAP net income	$16,807	$4,623

GAAP net loss per share, basic and diluted	$(0.06)	$(0.22)
Non-GAAP net income per share, diluted	$0.21	$0.06

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	75,604	68,937
Weighted-average shares used to compute non-GAAP net income per share, diluted	81,538	79,567

Free Cash Flow

	Three Months Ended September 30,
	2024	2023
Net cash provided by operating activities	$24,446	$11,612
Adjusted for the following cash outlay:
Purchases of property and equipment	(354)	(1,141)
Free cash flow (2)	$24,092	$10,471

(1) Consists of acquisition-related transaction costs and costs related to certain non-capitalized offering-related expenses.

(2) Beginning with the second quarter ended December 31, 2023, we have excluded capitalized internal-use software costs and cash paid for interest from the calculation of our free cash flow, which we believe better aligns with industry standard. Our free cash flow for prior period presented were recast to conform to the updated methodology and are reflected herein for comparison purposes.